TAHOTA
泰和泰

泰和泰（北京）律师事务所

Tahota（Beijing）Law Firm

法律意见书

Legal Opinion

中国•北京•北京市朝阳区东四环中路56号远洋国际中心A座12层

12F, Tower A. Ocean International Center, 56 Dongsihuan Zhonglu,

Chaoyang District, Beijing, PRC

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www.tahota.com

泰和泰（北京）律师事务所

Tahota（Beijing）Law Firm

法律意见书

Legal Opinion

（2023）泰律意字（宝枫生物）第 2 号

（2023）TLYZ(Bio-Technology) No.2

致：宝枫生物科技（北京）有限公司

To：Bao Feng Bio-Technology (Beijing) Limited

泰和泰（北京）律师事务所（以下简称"本所"）为在中华人民共和国（就本法律意见书而言，不包括香港特别行政区、澳门特别行政区及台湾地区，以下简称"中国"）注册的律师事务所并有资格就中国法律、法规或规范性文件发表法律意见。本所接受宝枫生物科技（北京）有限公司（以下简称"北京宝枫"）的委托，就北京宝枫通过 Zhong Yuan Bio-Technology Holdings Ltd.（"ZHYBF"）间接到美国纳斯达克证券交易所发行证券并上市交易（以下简称"本次股份发行"）是否应向中国证券监督管理委员会（以下简称"中国证监会"）备案等事宜出具法律意见书。

Tahota(Beijing)Law Firm, is legally organized and registered in the People's Republic of China (for the sole purpose of this legal opinion, excluding Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan region, hereinafter referred to as "PRC") and as such is qualified to issue an opinion on the laws, regulations or normative documents of PRC. Acting as the legal counsel for Bao Feng Bio-Technology(Beijing) Limited (hereafter referred to as "Beijing Bao Feng")in PRC, we hereby issue this legal opinion on the matter whether Beijing Bao Feng's indirect offering and listing of its securities on the NASDAQ Stock Exchange in the United States, through Zhong Yuan Bio-Technology Holdings Ltd. ("ZHYBF") (hereinafter referred to as "Share offering") is required to be filed with the China

Securities Regulatory Commission ("CSRC"),etc.

1. 适用的法律

1. APPLICABLE LAWS

《中华人民共和国外商投资法》（以下简称"《外商投资法》"，该法由中国第十三届全国人民代表大会第二次会议于 2019 年 3 月 15 日通过，自 2020 年 1 月 1 日起施行）；

Foreign Investment Law of the People's Republic of China (hereinafter referred to as the "Foreign Investment Law") was adopted at the second session of the 13th National People's Congress on March 15, 2019 and came into force on January 1, 2020;

《中华人民共和国外商投资法实施条例》（以下简称"《外商投资法实施条例》"，亦自 2020 年 1 月 1 日起施行）；

The *Regulations for the Implementation of the Foreign Investment Law of the People's Republic of China* (hereinafter referred to as "*Implementation Regulation of Foreign Investment Law*"), which came into force on January 1, 2020;

《中华人民共和国公司法》（以下简称"《公司法》"，根据 2018 年 10 月 26 日第十三届全国人民代表大会常务委员会第六次会议《关于修改〈中华人民共和国公司法〉的决定》第四次修正）；

The *Company Law of the People's Republic of China* (hereinafter referred to as the " *Company Law* "), which amended for the fourth time under the Decision on Amending the Company Law of the People's Republic of China at the 6th Meeting of the Standing Committee of the Thirteenth National People's Congress on October 26, 2018.

《关于外国投资者并购境内企业的规定》（以下简称"《并购规定》"，该法规由商务部、国务院国有资产监督管理委员会、中国证券监督管理委员会、国家税务总局、国家工商行政管理总局、国家外汇管理局等于 2006 年 8 月 8 日发布实施，并由商务部于 2009 年 6 月 22 日修订）；

Provisions on Merger and Acquisition of Domestic Enterprises by Foreign

Investors (hereinafter referred to as "the M&A Rules", which were promulgated and become effective on August 8, 2006, jointly adopted by Ministry of Commerce, State-owned Assets Supervision and Administration Commission of the State Council, China Securities Regulatory Commission, State Administration of Taxation, State Administration for Industry and Commerce, and State Administration of Foreign Exchange, and were amended by Ministry of Commerce on June 22, 2009;

《境内企业境外发行证券和上市管理试行办法》(以下简称"《试行办法》",该法规由中国证券监督管理委员会于 2023 年 02 月 17 日发布,并将于 2023 年 3 月 31 日实施);

Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (hereinafter referred to as "*the Trial Measures*"), which was promulgated on February 17, 2023, with the approval of the State Council, released by the CSRC and will come into effect on March 31, 2023;

《关于境内企业境外发行上市备案管理安排的通知》(以下简称"《通知》",该通知由中国证券监督管理委员会于 2023 年 02 月 17 日发布实施)。

Notice on Filing Management Arrangements for Overseas Listings of Domestic Enterprises (hereinafter referred to as "the *Notice*"), which was promulgated and become effective by the CSRC on February 17, 2023.

2. 假设

2. ASSUMPTIONS

作为中国的执业律师,本所律师根据截至本法律意见书出具日现行有效且为公众所知的中国法律出具本法律意见书,且本法律意见书是基于以下条件出具:

As licensed and practicing lawyers in PRC, the opinion we provide is based on the PRC Laws currently in force and publicly available on the date before this opinion is made and is subject to the following additional requirements:

(1)本法律意见书是依据出具日普遍适用、现行有效的中国法律并依据本所律师对法律的了解作出,本所律师未对有关的境外法律及 ZHYBF 目前涉及的发

行上市行为进行调查，也未明示或暗示与之有关的任何观点，ZHYBF 对此应咨询相关境外律师，本所律师并不对此承担责任。

1) This legal opinion is given in accordance with the laws of China generally applicable and in force at the date of issue and is based on our lawyers' knowledge of the law. Our lawyers have not investigated relevant foreign laws as well as the current IPO-relating activities of ZHYBF, nor have they delivered any views expressly or impliedly in relevant, ZHYBF should consult foreign lawyers for the above information and our lawyers are not liable for that.

（2）本法律意见书的事实依据仅限于出具之日时我们所获知的与题述事宜相关的书面以及口头资料信息。

2) The factual basis of this legal opinion is limited to the written and verbal information related to the subject matter that we learned at the date of issue.

（3）本法律意见书系本所律师对题述相关事项的判断，仅供北京宝枫和/或其所属集团内之中国境内和/或境外各级控股股东就题述事宜进行参考之用及向美国证券交易委员会出示，不代表任何司法机关、行政机关、立法机关或相关行业监管机构的意见。我们仅就所出具的法律意见书的内容向委托人承担责任。对法律意见书的上述使用及其相关的后果不承担任何责任。

3) This legal opinion is the judgment of our lawyers on the subject matter. It is only for the reference of Beijing Bao Feng and/or its controlling shareholders at all levels in China and/or overseas within its group to which it belongs and presentation to the SEC, does not represent the opinions of any judicial authority, administrative authority, legislature or relevant industry regulatory authority. We are only responsible to the client for the content of the legal opinion issued. No liability is assumed for the above-mentioned use of the legal opinion and its related consequences.

（4）本法律意见书仅供北京宝枫了解题述意见之目的使用，不得被用于其他任何目的。

4） This legal opinion is only for the purpose of Beijing Bao Feng to understand the above opinions and shall not be used for any other purpose.

（5）本法律意见书的出具已得到北京宝枫如下保证：①他们已经提供了本所为出具本法律意见书所要求提供的原始书面材料、复印材料、承诺函、确认函或证明；②他们提供给本所的文件和材料是真实、准确、完整和有效的，并无隐瞒、虚假和重大遗漏之处，且文件材料为复印件、影印件的，其与原件一致和相符。

5) The issuance of this legal opinion has been guaranteed by Beijing Bao Feng on the following grounds: (a) They have provided the original written materials, photocopy materials, commitment letter, confirmation letter or certificate required by us to issue this legal opinion;（b）The documents and materials provided by them are true, accurate, complete and effective, and there is no concealment, falseness or major omission. The document which are copies or photocopies are consistent with the original ones.

（6）对于本法律意见书至关重要而又无法得到独立证据支持的事实，本所依赖政府有关部门、北京宝枫或其他有关单位出具的证明文件，或者在相关监管部门网站和其他公开网站的查询结果作出判断。

6) With respect to any fact essential to the issuance of this legal opinion while cannot be supported with any independent evidence, we make the judgment relying on the relevant certificates issued by the responsible departments of the Government of the PRC, Beijing Bao Feng and other relevant entities, or the searching results on relevant regulatory departments' websites and other public websites.

（7）未经本所律师许可，本法律意见书不得向任何第三人出示，亦不得作为证据使用。

7) This legal opinion shall not be presented to any third party or used as evidence without the permission of us.

（8）本法律意见书所附英文仅供参考，本所仅对中文内容承担责任。

8) The English translation attached to this legal opinion is for reference only, and we are only responsible for the content in Chinese.

3. 分析和结论

3. Analysis and Conclusion

（1）中元生物科技（深圳）有限公司依法成立且有效存续

1） Zhong Yuan Bio-Technology (Shenzhen) Limited is legally registered and validly existing.

根据中元深圳提供的工商档案等资料，中元生物科技（深圳）有限公司（以下简称"中元深圳"）现持有深圳市市场监督管理局核发的统一社会信用代码为91440300094340080Q的《营业执照》。中元深圳成立于2014年6月10日，注册资本为人民币（下同）1,000万元，股东为中元香港，住所为深圳市福田区福虹路世界贸易广场A座1608D，经营范围为元宝枫种植及其产品的研发及销售；生物科技产品、保健食品的研发及销售（依法须经批准的项目，经相关部门批准后方可开展经营活动）。（以上项目不涉及外商投资准入特别管理措施）。根据中元深圳的确认，中元深圳现未开展相关经营活动，故未办理相关资质证书，不存在未获批准擅自开展许可项目经营的情况；中元深圳的设立及历次股权变动符合法律、法规、规范性文件的规定，中元深圳自设立以来在经营过程中不存在重大违法行为，没有出现法律、法规及公司章程规定可能导致中元深圳终止的情况；中元深圳作为一方当事人的合同、协议不存在可能导致中元深圳主体资格终止的内容；中元深圳不存在营业期限届满、股东会决议解散、因合并或者分立、不能清偿到期债务被宣告破产、违反法律、法规被依法责令关闭等需要终止的情形。

According to the industrial and commercial files provided by Zhong Yuan Bio-Technology (Shenzhen) Limited (hereafter referred to as "Zhong Yuan Shenzhen"), it currently holds the business license with the unified social credit identifier of 91440300094340080Q issued by the Market Supervision and Regulation Bureau of Shenzhen Municipality. Zhong Yuan Shenzhen was registered on June 10, 2014, with registered capital of RMB 10 million (the same below). Its shareholder is Zhong Yuan Hong Kong, and registered address was located at 1608D, Building A, World Trade Plaza, Fuhong Road, Futian District, Shenzhen. The business scope of Zhong Yuan Shenzhen includes Acer truncatum planting and the research, development and sales of its products; Research, development and sales of biotechnology products and health food. (Projects subject to approval in accordance with the law shall be subject to approval by the relevant departments before business activities are carried out). (The above items do not involve special administrative measures for foreign investment

admittance). According to the confirmation of Zhong Yuan Shenzhen, since Zhong Yuan Shenzhen has not carried out relevant business activities, it has not applied for the relevant qualification certificates, and there is no case of unauthorized operation of licensed projects without approval. The establishment of Zhong Yuan Shenzhen and the previous ownership changes are in compliance with the laws, regulations and regulatory documents. Since its establishment, Zhong Yuan Bio-Technology (Shenzhen) Limited has not committed any major illegal acts during the operation. There is no situation regulated in the laws, regulations and regulatory documents which may lead to the termination of Zhong Yuan Shenzhen. There is no content in the contract or agreement between Zhong Yuan Shenzhen as a party that may cause the termination of its subject qualification. Zhong Yuan Shenzhen does not have any circumstances below which may cause its termination such as the expiration of the business period, the dissolution of the shareholders' meeting, the declaration of bankruptcy due to merger or division, the inability to pay off due debts, and the violation of laws and regulations.

根据本所律师于国家企业信用信息公示系统查询，中元深圳的登记状态为存续（在营、开业、在册），不存在严重违法信息、行政处罚信息和经营异常信息。

According to the searches in the National Enterprise Credit Information Publicity System, the registration status of Zhong Yuan Shenzhen is going concern (in operation, open for business and register), and there is no serious illegal information, administrative punishment and the abnormal operation of the company.

综上，本所律师认为，中元深圳系依据中国法律设立且合法存续的有限责任公司。

In conclusion, we believe that Zhong Yuan Shenzhen is a limited liability company incorporated and validly existed under the PRC laws.

（2）北京宝枫依法成立且有效存续

2） Beijing Bao Feng is legally established and validly existing.

根据北京宝枫提供的资料，北京宝枫现持有北京市顺义区市场监督管理局核

发的统一社会信用代码为911101170536293 8X8的《营业执照》。北京宝枫成立于2012年8月30日，注册资本为1,000万元，股东为中元深圳，住所为北京市顺义区临空经济核心区安祥街10号院3号楼5层525室，经营范围为技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广；花卉种植；园林绿化工程施工；会议及展览服务；健康咨询服务（不含诊疗服务）；软件开发；市场营销策划；组织文化艺术交流活动；第二类医疗器械销售；第一类医疗器械销售；货物进出口；技术进出口；树木种植经营；办公用品销售；日用百货销售；模具销售；品牌管理；销售代理；计算机软硬件及辅助设备零售；化妆品批发；互联网销售（除销售需要许可的商品）；数据处理服务。（除依法须经批准的项目外，凭营业执照依法自主开展经营活动）许可项目：食品销售；药品批发；第三类医疗器械经营；药品零售；食品生产；保健食品生产。（依法须经批准的项目，经相关部门批准后方可开展经营活动，具体经营项目以相关部门批准文件或许可证件为准）（不得从事国家和本市产业政策禁止和限制类项目的经营活动）。

According to the information provided by Beijing Bao Feng, it now holds the business license with the unified social credit identifier of 911101170536293 8X8 issued by the Market Supervision and Regulation Bureau of Shunyi District. Beijing Bao Feng was registered on August 30, 2012 with registered capital of RMB 10 million. Its shareholder is Zhong Yuan Shenzhen. The registered address of the company was located at Room 525, 5F 3 Building, 10 Anxiang Street, Linkong Economic Core Area, Shunyi District, Beijing. The business scope is technical service, technological development, technology consulting, technology communication, technology transfer, technology popularization; Flower planting; Landscaping engineering ; Conference and exhibition services; Health consulting (excluding diagnosis and treatment services); Software development; Marketing planning; organization of cultural exchange activities ; A Class II medical device sells ; A Class I medical device sells; Import and export of goods; Technology import and export; Tree planting and management; Office supplies sales; General merchandise sales; Mold sales; Brand management; Sales agent; Retail of computer hardware, software and ancillary equipment; Cosmetics wholesale; Internet sales (except sales of licensed goods); Data processing services. (Except the items subject to approval according to law, independently carry out business activities according to law with the business license) Permitted items: food sales; Drug wholesale;

A Class III medical device sells; Drug retail; Food production; Health food production. (For projects subject to approval according to law, business activities can only be carried out upon approval of relevant departments, and the specific business projects shall be subject to approval documents or licenses of relevant departments) (Business activities prohibited or restricted by national and municipal industrial policies shall not be engaged in).

根据北京宝枫的确认，北京宝枫现已取得《食品经营许可证》并在其经营资质许可范围内从事业务，不存在未获批准擅自开展许可项目经营的情况，其设立符合法律、法规、规范性文件的规定，北京宝枫自设立以来在经营过程中不存在重大违法行为，没有出现法律、法规及公司章程规定可能导致北京宝枫终止的情况；北京宝枫作为一方当事人的合同、协议不存在可能导致北京宝枫主体资格终止的内容；北京宝枫不存在营业期限届满、股东会决议解散、因合并或者分立、不能清偿到期债务被宣告破产、违反法律、法规被依法责令关闭等需要终止的情形。

According to the confirmation of Beijing Bao Feng , Bao Feng Bio-Technology (Beijing) Limited has obtained the Food Business License and engaged in business operation within its business scope, and there is no case of unauthorized operation of licensed projects without approval. The establishment of Beijing Bao Feng is in compliance with the laws, regulations and regulatory documents. Since its establishment, Beijing Bao Feng has not committed any major illegal acts in the business process. There is no situation regulated in the laws, regulations and regulatory documents which may lead to the termination of Beijing Bao Feng. There is no content in the contract or agreement between Beijing Bao Feng as a party that may cause the termination of its subject qualification. Beijing Bao Feng does not have any circumstances below which may cause its termination such as the expiration of the business period, the dissolution of the shareholders' meeting, the declaration of bankruptcy due to merger or division, the inability to pay off due debts, and the violation of laws and regulations.

根据本所律师于国家企业信用信息公示系统查询，北京宝枫的登记状态为开业，不存在严重违法信息、行政处罚信息和经营异常信息。

According to the search results in the National Enterprise Credit Information Publicity System, the registration status of Beijing Bao Feng is going concern, and there is no serious illegal information, administrative punishment and the abnormal operation of the company.

综上，本所律师认为，北京宝枫系依据中国法律设立且合法存续的有限责任公司。

In conclusion, we believe that Beijing Bao Feng is a limited liability company incorporated and validly existed under the PRC laws.

（3）北京宝枫互联生物科技有限公司依法成立且有效存续

3) Beijing Bao Feng Internet Biotechnology Limited is legally registered and validly existing.

根据北京宝枫互联生物科技有限公司（以下简称"宝枫互联"）提供的工商档案等资料，宝枫互联现持有北京市朝阳区市场监督管理局核发的统一社会信用代码为 91110105MABP9L188B 的《营业执照》。宝枫互联成立于 2022 年 5 月 23 日，注册资本为 100 万元，股东为北京宝枫、生勇，住所为北京市朝阳区常营回族乡东十里堡路 1 号楼 10 层 1002 室，经营范围为技术服务、技术开发、技术咨询、技术交流、技术转让、技术推广；第一类医疗器械销售；第二类医疗器械销售；会议及展览服务；健康咨询服务（不含诊疗服务）；组织文化艺术交流活动；社会经济咨询服务；货物进出口；技术进出口；广告制作；广告发布；广告设计、代理；日用品销售；互联网销售（除销售需要许可的商品）；办公用品销售；计算机软硬件及辅助设备零售；电子产品销售；工艺美术品及收藏品零售（象牙及其制品除外）；化妆品零售；化妆品批发；农作物种子经营（仅限不再分装的包装种子）；化肥销售。（除依法须经批准的项目外，凭营业执照依法自主开展经营活动）。许可项目：食品销售。（依法须经批准的项目，经相关部门批准后方可开展经营活动，具体经营项目以相关部门批准文件或许可证件为准）（不得从事国家和本市产业政策禁止和限制类项目的经营活动。）。根据宝枫互联的确认，宝枫互联主要从事通过互联网推广和销售宝枫神经酸类食品，不存在未获批准擅自开展许可项目经营的情况；宝枫互联的设立及历次股权变动符合法律、法规、规范性文件的规定，宝枫互联自设立以来在经营过程中不存在重大违法行为，没

有出现法律、法规及公司章程规定可能导致宝枫互联终止的情况；宝枫互联作为一方当事人的合同、协议不存在可能导致宝枫互联主体资格终止的内容；宝枫互联不存在营业期限届满、股东会决议解散、因合并或者分立、不能清偿到期债务被宣告破产、违反法律、法规被依法责令关闭等需要终止的情形。

According to the industrial and commercial files provided by Beijing Bao Feng Internet Biotechnology Limited (hereafter referred to as Bao Feng Internet), it now holds the business license with the unified social credit identifier of 91110105MABP9L188B issued by the Market Supervision and Regulation Bureau of Chaoyang District. Bao Feng Internet was registered on May 23, 2022, with registered capital of RMB 1 million. Its shareholder is Beijing Bao Feng and Yong Sheng. The registered address of the company was located at Room 1002,10th Floor, No.1 Building, Shilipu East Road, Changying Hui Township, Chaoyang District, Beijing. Its business scope includes: Technical service, technological development, technology consulting, technology communication, technology transfer, technology popularization; A Class I medical device sells ; Class II medical device sells; Conference and exhibition services; Health consulting (excluding diagnosis and treatment services); Organizing cultural and artistic exchange activities; Socio-economic advisory services; Import and export of goods; Technology import and export; Advertising production; Advertising release; Advertising design and agency; Commodity sales; Internet sales (except sales of licensed goods); Office supplies sales; Retail of computer hardware, software and ancillary equipment; Sales of electronic products; Retail of arts and crafts and collectibles (other than ivory and its products); Cosmetics retail; Cosmetics wholesale; Crop seed management (only packaged seeds that are no longer packaged); Fertilizer sales. (Except the items subject to approval according to law, independently carry out business activities according to law with the business license) Authorized items: food sales. (For projects subject to approval according to law, business activities can only be carried out upon approval of relevant departments, and the specific business projects shall be subject to approval documents or licenses of relevant departments.) (Business activities prohibited or restricted by national and municipal industrial policies shall not be engaged.). According to the confirmation of Bao Feng Internet , since Bao Feng Internet is mainly engaged in sell and market Bao Feng's nervonic acid-based health

supplements over the internet, there is no case of unauthorized operation of licensed projects without approval. The establishment of Bao Feng Internet and the previous ownership changes are in compliance with the laws, regulations and regulatory documents. Since its establishment, Bao Feng Internet has not committed any major illegal acts during the operation. There is no situation regulated in the laws, regulations and regulatory documents which may lead to the termination of Bao Feng Internet. There is no content in the contract or agreement between Bao Feng Internet as a party that may cause the termination of its subject qualification. Bao Feng Internet does not have any circumstances below which may cause its termination such as the expiration of the business period, the dissolution of the shareholders' meeting, the declaration of bankruptcy due to merger or division, the inability to pay off due debts, and the violation of laws and regulations.

根据本所律师于国家企业信用信息公示系统查询，宝枫互联的登记状态为存续（在营、开业、在册），不存在严重违法信息、行政处罚信息和经营异常信息。

According to the searches in the National Enterprise Credit Information Publicity System, the registration status of Bao Feng Internet is going concern (in operation, open for business and register), and there is no serious illegal information, administrative punishment and the abnormal operation of the company.

综上，本所律师认为，宝枫互联系依据中国法律设立且合法存续的有限责任公司。

In conclusion, we believe that Bao Feng Internet is a limited liability company incorporated and validly existed under the PRC laws.

（4）《外商投资法》能够提供适当的法律保障给中元生物科技（香港）有限公司

4) The *Foreign Investment Law* can provide appropriate legal protection to Zhong Yuan Bio-Technology (Hong Kong) Limited and its subsidiaries including Beijing Bao Feng and Bao Feng Internet.

根据中元深圳的工商档案等资料，中元深圳的经营范围为"元宝枫种植及其产品的研发及销售；生物科技产品、保健食品的研发及销售（依法须经批准的项目，经相关部门批准后方可开展经营活动）。（以上项目不涉及外商投资准入特别管理措施）"。中元深圳的股东为中元生物科技（香港）有限公司（外国投资者，以下简称"中元香港"），持股比例为 100%，中元香港系在香港注册的有限公司。

According to the industrial and commercial archives and other data of Zhong Yuan Shenzhen, the business scope of it includes "Acer truncatum planting and the research, development and sales of its products; Research, development and sales of biotechnology products and health food. (Projects subject to approval in accordance with the law shall be subject to approval by the relevant departments before business activities are carried out). (The above items do not involve special administrative measures for foreign investment admittance)." Zhong Yuan Bio-Technology (Hong Kong) Limited (hereafter referred to as "Zhong Yuan Hong Kong") is registered in Hong Kong, which is the sole shareholder of Zhong Yuan Shenzhen and holds 100% ownership.

《外商投资法》第一章总则中规定，外国投资者取得中国境内企业的股份、股权、财产份额或者其他类似权益的投资活动，适用该法。《外商投资法实施条例》第四十八条规定，香港特别行政区、澳门特别行政区投资者在内地投资，参照《外商投资法》和该条例执行。因此《外商投资法》及《外商投资法实施条例》中关于对外国投资者的法律保障规定适用于中元香港。国家对外商投资实行准入前国民待遇加负面清单管理制度。中国对负面清单之外的外商投资，给予国民待遇。中国依法保护外国投资者在中国境内的投资、收益和其他合法权益。经本所律师核查《外商投资准入特别管理措施（负面清单）（2021 年版）》，中元深圳的经营范围不涉及外商投资准入特别管理措施，不属于负面清单的范围。

According to the Chapter I General Provisions of the *Foreign Investment Law*, this law shall be applicable to foreign investment by foreign investors who acquires shares, equities, property shares or any other similar rights and interests of an enterprise within the territory of China. Article 48 of the *Regulations for the Implementation of the Foreign Investment Law* stipulates that investor from the Hong Kong Special

Administrative Region and the Macao Special Administrative Region investing in the Mainland shall refer to the *Foreign Investment Law* and these Regulations. Therefore, the provisions regarding legal protection on foreign investors in the *Foreign Investment Law* and *Implementation Regulation* are applicable to Zhong Yuan Hong Kong. The State shall implement the management systems of pre-establishment national treatment and negative list for foreign investment. The State shall give national treatment to foreign investment beyond the negative list. The State shall protect foreign investors' investment, earnings and other legitimate rights and interests within the territory of China in accordance with the law. After checking the *Special Administrative Measures (Negative list) for Access of Foreign Investment (Negative List) (2021 version)*, the business scope of Zhong Yuan Shenzhen is not involved with the Special Administrative Measures for Access of Foreign Investment, and thus shall not be included within the Negative List.

《外商投资法》第三章之"投资保护"专门规定了中国对外国投资者在征收、人民币或者外汇自由汇入、汇出、知识产权、商业秘密、生产经营活动等的保障措施。

The provisions of Chapter III "Investment Protection" of the *Foreign Investment Law* specifically stipulate the safeguard measures for foreign investors in China in terms of expropriation, freely transfer inward and outward within the territory of China in CNY or foreign currency, intellectual property rights, trade secret, production and operation activity etc.

综上所述，本所律师认为，《外商投资法》能够提供适当的法律保障给中元香港。

To sum up, we believe that the *Foreign Investment Law of the People's Republic of China* can provide appropriate legal protection to Zhong Yuan Hong Kong.

（5）关于网络安全审查

5) Regarding the Cyber Security Review

根据《网络安全审查办法》（2021 年修订）（2022 年 2 月 15 日生效）第二条规定："关键信息基础设施运营者采购网络产品和服务，网络平台运营者开展数据处理活动，影响或者可能影响国家安全的，应当按照本办法进行网络安全审查。……"。

According to Article 2 of *Cybersecurity Review Measures (2021)* (which was come into force on February 15, 2022), the purchase of network products and services by critical information infrastructure operator and the data processing activities carries out online platform operators, which affects or may affect national security, shall be subject to cybersecurity review in accordance with the present measures.

第七条规定："掌握超过 100 万用户个人信息的网络平台运营者赴国外上市，必须向网络安全审查办公室申报网络安全审查"。

Article 7 stipulates that to go public abroad, an online platform operator who possesses the personal information of more than 1 million users shall declare to the Office of Cybersecurity Review for cybersecurity review.

《中华人民共和国网络安全法》第三十五条规定："关键信息基础设施的运营者采购网络产品和服务，可能影响国家安全的，应当通过国家网信部门会同国务院有关部门组织的国家安全审查"。

According to Article 35 of the *Cybersecurity Law of the People's Republic of China*, any purchase of network products and services by the operator of critical information infrastructure that may threaten the national security is subject to the national security review conducted by the CAC together with competent departments of the State Council.

根据中元深圳、北京宝枫、宝枫互联的确认并经本所律师核查，香港中元之境内子公司从事的业务不属于上述法律法规规定需要进行网络安全审查的范围，其在中国大陆开展的现有业务不需要经中国大陆相关政府网络安全审查部门进行事先的网络安全审查后才能开展。同时，也不属于《外商投资准入特别管理措施（负面清单）（2021 年版）》规定的范围。

According to the confirmation of Zhong Yuan Shenzhen，Beijing Bao Feng, Bao

Feng Internet and our check, the operations of the subsidiaries of Zhong Yuan Hong Kong within the territory of China are not within the scope of cybersecurity review defined by the articles above. The prerequisite approvals are not required when commencing the business operations within the territory of China. Meanwhile, the case is not within the scope defined by the *Special Administrative Measures (Negative list) for Access of Foreign Investment (Negative List) (2021 version)*.

（6）北京宝枫通过 ZHYBF 间接到美国纳斯达克证券交易所发行证券并上市交易是否应向中国证监会备案

6）Whether Beijing Bao Feng shall file with the CSRC, which seeks to indirectly offer and list securities in Nasdaq Capital Market through ZHYBF.

ZHYBF 系一家于开曼群岛注册的公司，已于美国场外交易市场（OTC）交易，代码为 ZHYBF，北京宝枫系其境内主要运营实体。现 ZHYBF 拟在美国纳斯达克交易所发行普通股股份并上市。其股权结构如下：


Zhong Yuan Bio-Technology Holdings Ltd
(a Cayman Islands company)
100%
China Bio-Technology Holdings Limited
（a Seychelles company）
100%
中元生物科技（香港）有限公司
（香港公司）
100%
中元生物科技（深圳）有限公司
（中国境内公司）
100%
宝枫生物科技（北京）有限公司
（中国境内公司）
51%
北京宝枫互联生物科技有限公司
（中国境内公司）

ZHYBF is a company incorporated in the Cayman Islands, whose Ordinary Shares are trading on the US OTC Market under the ticker symbol of "ZHYBF". Beijing Bao

Feng is its major domestic operating entity. ZHYBF intends to offer and list its Ordinary Shares on the Nasdaq Capital Market in the United States. The corporate structure is as follows:



Zhong Yuan Bio-Technology Holdings Ltd
(a Cayman Islands company)
100%
China Bio-Technology Holdings Limited
（a Seychelles company）
100%
Zhong Yuan Bio-Technology (Hong Kong) Limited
(a Hong Kong company)
100%
Zhong Yuan Bio-Technology(Shenzhen) Limited
（a PRC company)
100%
Bao Feng Bio-Technology (Beijing) Limited
(a PRC company)
51%
Beijing Baofeng Internet Biotechnology Limited
(a PRC company)

《试行办法》第十四条规定：“境内企业直接境外发行上市的，由发行人向中国证监会备案。境内企业间接境外发行上市的，发行人应当指定一家主要境内运营实体为境内责任人，向中国证监会备案”。第十六条规定：“发行人境外首次公开发行或者上市的，应当在境外提交发行上市申请文件后 3 个工作日内向中国证监会备案。发行人境外发行上市后，在同一境外市场发行证券的，应当在发行完成后 3 个工作日内向中国证监会备案。发行人境外发行上市后，在其他境外市场发行上市的，应当按照本条第一款规定备案。”第二十二条规定：“发行人境外发行上市后发生下列重大事项，应当自相关事项发生并公告之日起 3 个工作日内向中国证监会报告具体情况：（一）控制权变更；（二）被境外证券监督管理机构或者有关主管部门采取调查、处罚等措施；（三）转换上市地位或者上市板块；（四）主动终止上市或者强制终止上市。发行人境外发行上市后主要业务经营活动发生重大变化，不再属于备案范围的，应当自相关变化发生之日起 3 个工作日内，向中国证监会提交专项报告及境内律师事务所出具的法律意见书，说明有关情况”。

According to Article 14 of the Trial Measures, where a domestic company seeks to directly offer and list securities in overseas markets, the issuer shall file with the CSRC. Where a domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC.

Article 16 stipulates that initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within 3 working days after the offering is completed. Subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed shall be filed pursuant to provisions in the first paragraph of this Article.

Article 22 stipulates that upon the occurrence of any of the material events specified below after an issuer has offered and listed securities in an overseas market, the issuer shall submit a report thereof to the CSRC within 3 working days after the occurrence and public disclosure of one of the following material events:

(1) change of control;

(2) investigations or sanctions imposed by overseas securities regulatory agencies or other relevant competent authorities;

(3) change of listing status or transfer of listing segment; and

(4) voluntary or mandatory delisting.

Where an issuer's main business undergoes material changes after overseas offering and listing, and is therefore beyond the scope of business stated in the filing documents, such issuer shall submit to the CSRC an ad hoc report together with a relevant legal opinion issued by a domestic law firm within 3 working days after occurrence of the change.

《通知》第四条规定："自《管理试行办法》施行之日起，属于备案范围的境内企业，已在境外发行上市或符合以下情形的，为存量企业：《管理试行办法》

施行之日前，间接境外发行上市申请已获境外监管机构或者境外证券交易所同意（如香港市场已通过聆讯、美国市场已同意注册生效等），且无需重新履行境外监管机构或者境外证券交易所发行上市监管程序（如香港市场重新聆讯等），并在2023年9月30日前完成境外发行上市。存量企业不要求立即备案，后续如涉及再融资等备案事项时应按要求备案。”

According to Article 4 of the Notice, Since the date of effectiveness of the Trial Measures, the domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are existing enterprises. Before the effectiveness of the Trial Measures, the application for indirect overseas issuance and listing has been agreed by the overseas regulators or overseas stock exchanges (such as having passed the hearing on the Hong Kong market or registration become effective as agreed on the U.S. market, etc.), and it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges (such as rehearing on the Hong Kong market, etc.), and the overseas issuance and listing will be completed by September 30, 2023.Existing enterprises are not required to file immediately, and filing should be made as required if they involve refinancing and other filing matters.

根据ZHYBF及北京宝枫的确认，ZHYBF的普通股股份已在OTC上市，本次股份发行属于在同一境外市场发行证券。因此，ZHYBF目前不需要向中国证监会备案，而应于本次股份发行完成后3个工作日内向中国证监会备案。

According to confirmations from ZHYBF and Bao-Feng，ZHYBF’s Ordinary Shares have already been traded on the OTC Market and this Share offering is considered to be the offering of securities in the same overseas market. Therefore, this Share offering is not required to be filed with the CSRC for the time being, but to be filed with the CSRC within 3 working days after the completion of this Share offering.

综上所述，本所律师认为，截至本法律意见书出具日，ZHYBF目前不需要就本次股份发行向中国证监会备案，而应于本次股份发行完成后3个工作日内向中国证监会备案。

To sum up, we are of the view that as of the date hereof, Bao-Feng is not obligated to file this Share offering with the CSRC, but required to file this with the CSRC within 3 working days after the completion of this Share offering.

本法律意见书经本所盖章及本所律师签字后生效，本法律意见书正本三份，具有同等法律效力。

This proposal is effective after being sealed by the firm and signed by us. The three originals of this proposal are of equal legal effect.

（本页无正文，为《泰和泰（北京）律师事务所法律意见书》签字盖章页）

泰和泰（北京）律师事务所

负责人：

沈志君

经办律师：

许军利 律师

经办律师：

殷庆莉 律师

2023年4月14日